UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 18, 2005

VIASYS HEALTHCARE INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-16121	04-3505871
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

227 Washington Street, Suite 200 Conshohocken, Pennsylvania		19428
(Address of Principal Executive Offices)		(Zip Code)

(610) 862-0800

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(c)           On April 18, 2005, Scott W. Hurley was appointed Vice President, Corporate Controller of VIASYS Healthcare Inc. (the “Company”). In that role, Mr. Hurley serves as the principal accounting officer of the Company. Mr. Hurley will report directly to Martin P. Galvan, the Company’s Senior Vice President, Chief Financial Officer, Director of Investor Relations.

Mr. Hurley, age 46, served from January 2004 to April 2005 as Vice President, Corporate Controller and Treasurer of Incyte Corporation, a Wilmington, Delaware based company involved in the discovery and development of oral compounds for the treatment of HIV, inflammation, cancer and diabetes. From 1998 to 2003, Mr. Hurley served as Corporate Controller and Executive Officer of Arrow International, Inc., a company that develops, manufactures and markets catheters and related products for critical and cardiac care. From 1993 to 1998, Mr. Hurley served as Director of Finance, Worldwide Industrial Operations Division of Rhone-Poulenc Rorer Pharmaceuticals, Inc. (“RPR”) and from 1990 to 1993, he was the Manager, Corporate Auditing and Consulting of RPR. From 1985 to 1990, Mr. Hurley was an auditor with PricewaterhouseCoopers LLP (formerly Coopers and Lybrand LLP) where he reached the level of Audit Supervisor. Mr. Hurley is a certified public accountant in the state of Pennsylvania.

Prior to Mr. Hurley’s appointment, Mr. Galvan served as both the principal financial officer and the principal accounting officer of the Company. After Mr. Hurley joined the Company, Mr. Galvan continues to serve as the principal financial officer of the Company, while Mr. Hurley serves as the principal accounting officer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIASYS HEALTHCARE INC.
(Registrant)

Date: April 21, 2005

	By:	/s/ Martin P. Galvan
		Name:	Martin P. Galvan
		Title:	Senior Vice President, Chief Financial Officer, Director of Investor Relations